                                                                  EXHIBIT 12.1

               Computation of Ratio of Earnings to Fixed Charges
                   (in thousands of dollars, except ratios)

                                                                  Historical                                  Pro forma
                                                              Fiscal Years Ended
                          -------------------------------------------------------------------------------------------------
                                                                                                Pro forma      Pro forma
                                                                                                 before          after
                             1/1/95        12/31/95     12/29/96     12/28/97      12/31/98      Coleman        Coleman
                             ------        --------     --------     --------      --------       Merger         Merger
                                                                                                 12/31/98       12/31/98
                                                                                                ---------      ---------

Earnings:
  Pretax income (loss)
   from continuing
    operations.........  $  144,794.0  $   60,635.0  $ (261,805.0) $   92,670.0  $ (796,348.0) $ (822,088.0) $ (834,333.0)

  Add:  Fixed charges,
    below..............      10,774.3      15,571.7      16,654.7      14,747.7     141,257.7     168,675.7     176,114.7
  Less:  Interest
   capitalized.........        (867.0)     (3,268.0)       (400.0)       (900.0)       (800.0)       (800.0)       (800.0)
                         -------------------------------------------------------------------------------------------------
                         $  154,701.3  $   72,938.7  $ (245,550.3) $  106,517.7  $ (655,890.3) $ (654,212.3) $ (659,018.3)
                         -------------------------------------------------------------------------------------------------

Fixed Charges:
  Interest expense.....  $    6,974.0  $    9,437.0  $   13,588.0  $   11,381.0  $  131,091.0  $  158,509.0  $  165,948.0
  Capitalized interest.         867.0       3,268.0         400.0         900.0         800.0         800.0         800.0
   1/3 rent expense....       2,933.3       2,866.7       2,666.7       2,466.7       9,366.7       9,366.7       9,366.7
                         -------------------------------------------------------------------------------------------------
                         $   10,774.3  $   15,571.7  $   16,654.7  $   14,747.7  $  141,257.7  $  168,675.7  $  176,114.7
                         -------------------------------------------------------------------------------------------------
Ratio of earnings to
  fixed charges........          14.4           4.7                         7.2
Amount by which earnings
  do not meet fixed
  charges..............                                $262,205.0                  $797,148.0    $822,888.0    $835,133.0



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
                                                Historical            Pro forma
                                             Six Months Ended
                                            ---------------------------------------
                                                                    Pro forma after
                                                                     Coleman Merger
                                            6/30/98       6/30/99       6/30/99
                                            -------       ------        -------

Earnings:
  Pretax income (loss) from continuing
    operations........................   $ (283,376.0) $ (90,220.0) $ (96,343.0)
  Add:  Fixed charges, below .........       51,976.7     92,212.7     95,932.7
  Less:  Interest capitalized ........         (553.0)      (724.0)      (724.0)
                                         ---------------------------------------
                                         $ (231,952.3) $   1,268.7  $  (1,134.3)
                                         ---------------------------------------

Fixed Charges:
  Interest expense ...................   $   47,480.0  $  86,950.0  $  90,670.0
  Capitalized interest ...............          553.0        724.0        724.0
  1/3 rent expense ...................        3,943.7      4,538.7      4,538.7
                                         ---------------------------------------
                                             51,976.7  $  92,212.7  $  95,932.7
                                         ---------------------------------------
Ratio of earnings to fixed charges....
Amount by which earnings do not meet
  fixed charges ......................   $  283,929.0  $  90,944.0  $  97,067.0
